August 11, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Enumeral Biomedical Holdings, Inc
File No. 333-185891

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K by filed Enumeral Biomedical Holdings, Inc. (“the Registrant’) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01 other than the paragraph above.

Sincerely,

/s/ Anton & Chia, LLP